MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement, dated as of August 1, 2005, is between ROCKY MOUNTAIN GAS, INC., a Wyoming corporation, and ENTERRA ENERGY TRUST, an open-ended unincorporated trust governed by the laws of the Province of Alberta (the two entities being referred to as “RMG” herein), on the one hand, and PRB ENERGY, INC., a Colorado corporation ("PRB"), on the other.

WHEREAS, RMG and PRB are entering into a transaction relating to coal bed methane development in Wyoming and Montana;

WHEREAS, in connection with the transactions contemplated, PRB has agreed to enter into this Agreement with RMG to provide certain services to RMG for the wells described in Schedule 1 to Exhibit A (the "Properties") on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Services.

(a)

PRB Services.  PRB will provide the services described in Exhibit A (the "Services") to RMG on the Properties during the term of this Agreement.

(b)

Third-Party Services.  On the terms and subject to the conditions of this Agreement, PRB will use commercially reasonable efforts to cause the services listed on Exhibit B to be provided to RMG on the Properties, in substantially the same scope, nature and manner as was provided to RMG immediately prior hereto ("Third-Party Services").

(c)

Other Services.  During the term of this Agreement, PRB will provide to RMG any other services on the Properties not referenced in subsection (a) or (b) above consistent with the types of services discussed herein and at levels consistent with the past operation of RMG and reasonably requested by RMG in writing with reasonably sufficient detail as to the services requested.

2.

Standard of Performance.  For Services provided directly by PRB, PRB will endeavor to perform such Services in a timely, competent and workmanlike manner and in a nature and at levels consistent with RMG's past conduct of its business.  For Services provided by third parties, PRB will endeavor to use commercially reasonable efforts to procure or secure such services hereunder and will use commercially reasonable efforts to ensure that such services are provided by such third parties in a timely, competent and workmanlike manner and in a nature and at levels consistent with RMG's past conduct of its business.  Notwithstanding the foregoing, PRB shall have no liability to RMG or any third party except for its own gross negligence or willful misconduct; and RMG hereby indemnifies PRB therefor.

3.

Deposit, Compensation and Reimbursement.  RMG shall simultaneously with the execution of this Agreement deposit the sum of $100,000 in an imprest account (and shall make such other deposits as may be needed to maintain such amount therein on the first business day of each month hereafter) over which PRB shall have the sole right to draw for the purpose of paying Costs, including PRB's compensation and reimbursement set forth below.  RMG shall pay PRB, within thirty ten days of receipt of its monthly invoice, an amount equal to 115% of all of PRB's Costs.  "Costs" means the sum of:

(a)

All of the direct and indirect costs (including, without limitation, services provided by personnel in PRB's Denver office to RMG) that PRB incurs in connection with the Properties;

(b)

All of the direct and indirect costs of the Gillette, Wyoming office and its field personnel; and

(c)

All capital costs associated with the properties on Schedule 1 of Exhibit A.

Any monies received by PRB as a COPAS reimbursement from non-operators in the Properties pursuant to extant operating agreements for the month preceding its invoice will be netted off RMG’s billing on a basis proportional with RMG’s interest.

In no event shall such Costs be reimbursed if otherwise paid by RMG to PRB.

At either party's written request on or before July 1, 2006 and each year thereafter, the parties will meet to renegotiate the provisions of this Section 3.  If they fail to reach agreement by August 1, 2006 or any August 1 thereafter, then the matter will be referred to arbitration as described in Section 6(m).

4.

Change of Operator.  Where appropriate and practicable RMG shall assist PRB in obtaining, and RMG will use its reasonable efforts to obtain consent for PRB to become the operator as quickly as practicable and to have all revenues and billings with respect to the Properties directed to PRB.

5.

Terms and Termination.

(a)

The term of this Agreement will commence on the date hereof and continue until the earlier of August 1, 2007 or the date the Farmout and Development Agreement, dated the date hereof between the parties, is terminated (the "Term").  The Term will be extended automatically for an additional two-year term, unless earlier terminated in accordance herewith.

(b)

RMG may terminate this Agreement in whole or with respect to any one or more Services at any time without cause upon ten days' written notice.  Such termination will not extinguish RMG's obligation for payment of Services actually rendered under this Agreement prior to such termination.

(c)

If either party hereto becomes bankrupt or insolvent, or makes and assignment for the benefit of creditors, or if a receiver is appointed to take charge of its property and such proceeding is not vacated or terminated within thirty days after its commencement or institution, the other may immediately terminate this Agreement by written notice.  Any such termination will be without prejudice to accrued rights of the terminating party, and to other rights and remedies for default.

6.

Miscellaneous.

(a)

Force Majeure.  Neither party will be liable in any manner for failure or delay of performance of all or part of this Agreement (other than the payment of money), directly or indirectly, owing to acts of God, applicable orders or restrictions by a governmental authority, strikes or other labor disturbances, riots, embargoes, power failures, telecommunication line failures, revolutions, wars, fires, floods, or any other causes of circumstances beyond the reasonable control of either party.  The affected party, however, in the case of such delay or failure, will give prompt notice to the other party and will exert commercially reasonable efforts to remove the causes or circumstances of no-performance with reasonable dispatch.

(b)

Independent Contractor.  PRB will perform the Services under this Agreement as an independent contractor and as such will have and maintain exclusive control over all its own employees, agents, subcontractors and operations.  PRB will not be, act as, purport to act as or be deemed to be RMG's agent, representative, employee or servant.

(c)

Sales Taxes.  Any sales, use, transaction, excise or similar tax imposed on or measured by the rendering of the Services will be the responsibility of RMG.  All other taxes arising from the Services will be paid by PRB.

(d)

Entire Agreement.  This Agreement (including the exhibits referred to herein) contains the entire understanding between the parties with respect to the Services and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

(e)

Counterparts.  This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(f)

Severability.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby.

(g)

Assignment.  This Agreement and the rights and obligations of the parties hereunder will not be assignable, in whole or in part, by either party without the prior written consent of the other party.

(h)

Modification, Amendment, Waiver or Termination.  No provision of this Agreement may be modified, waived or terminated except by an instrument in writing signed by the parties to this Agreement.  No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

(i)

Notices.  All notices, consents, requests, instructions, approvals or other communications provided for herein will be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein.  All such communications will be effective when received.

To Enterra or RMG:

2600, 500 – 4th Avenue S.W.

Calgary, Alberta  T2P 2V6

Canada

Attention:  E. Keith Conrad

Telephone:  (403) 263-0262

Facsimile:  (403) 265-1241

E-mail:  ekconrad@enterraenergy.com

To PRB:

1875 Lawrence Street, Suite 450

Denver, Colorado 80202

United States

Attention:  William Hayworth

Telephone:  (303) 308-1330

Facsimile:  (303) 308-1590

E-mail:  bhayworth@prbtrans.com

Either party may change the address set forth above by notice to the other party given as provided herein.

(j)

Headings.  The headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

(k)

Governing Law.  All matters relating to the interpretation, construction, validity and enforcement of this Agreement will be governed by the internal laws of the State of Wyoming without giving effect to any choice-of-law provisions thereof.

(l)

Third-Party Benefit.  Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

(m)

Arbitration.  In the event of any dispute between the parties hereto, the following procedures shall be used to commence an arbitration, which shall take place in Denver, Colorado:

One party shall appoint one arbitrator, and the other party shall appoint one arbitrator.  The two arbitrators so appointed shall select a third arbitrator.  If the other party shall fail to appoint an arbitrator within ten days after a request for such appointment is made by the other party in writing, or if the two arbitrators so appointed shall fail within ten days after the appointment of the second of them to agree on a third arbitrator, the arbitrator or arbitrators necessary to complete a board of three arbitrators shall be appointed, upon application by either party hereto, by the United States District Judge, senior in point of service, of the District Court for Denver, Colorado.  If such Judge should fail or refuse to act, then either party hereto may request the American Arbitration Association to select the arbitrator or arbitrators to complete the board of three.  After three arbitrators are appointed pursuant to the foregoing provisions of this Section, they shall promptly meet, hear the parties with respect to the matter to be arbitrated, and issue a decision thereon.  Any decision agreed to in writing by at least two of the said arbitrators shall be final and binding on the parties hereto.  Costs of arbitration shall be paid as determined by the arbitrators.

(n)

Remedies.  The parties agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its discretion, apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief in order to enforce or prevent any violations of this Agreement, and any party against whom such proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law and agrees not to raise the defense that the other party has an adequate remedy at law.

(o)

Expenses.  Except as otherwise expressly provided for herein, each party will pay its own expenses (including brokers', finders', attorneys' and accountants' fees) in connection with the negotiation of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

(p)

Advice of Counsel.  Each party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement.

(q)

No Waiver.  No delay on the part of any party in exercising any right hereunder will operate as a waiver of such right.  No waiver, express or implied, by any party of any right or any breach by any party will constitute a waiver of any other right or breach by such party.

IN WITNESS WHEREOF, the parties hereto caused this Services Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Enterra Energy Trust,

By its Administrator,

ENTERRA ENERGY CORP.

PRB ENERGY, INC.

_____________________

By: E. Keith Conrad

By: William F. Hayworth

Its: President and CEO

Its: President & COO

ROCKY MOUNTAIN GAS, INC.

_________________

By: E. Keith Conrad

EXHIBIT A

PRB SERVICES

With respect to the Properties, PRB shall provide all services customarily furnished by the operator, including, without limitation, accounting services, technical services, administrative services and professional services, and shall plug, abandon and restore the Properties as required by law.

EXHIBIT B

THIRD-PARTY SERVICES

With respect to the Properties, those services which are reasonably required to be provided by parties other than the operator.

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